Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Quarter 2013 Results

SAN JOSE, Calif.—April 24, 2013—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its first fiscal quarter ended March 31, 2013.

Total revenues for the first fiscal quarter of 2013 totaled $24.1 million, up 1% from $23.8 million for the fourth fiscal quarter of 2012 and up 17% when compared with total revenues of $20.6 million for the first fiscal quarter of 2012. Gainshare performance incentives revenues totaled $9.3 million, up 28% from $7.2 million for the fourth fiscal quarter of 2012 and up 28% when compared to gainshare performance incentives revenues of $7.3 million for the first fiscal quarter of 2012.

On a GAAP basis, net income for the first fiscal quarter of 2013 was $4.7 million, or $0.16 per basic share and $0.15 per diluted share, compared to net income of $23.9 million, or $0.82 per basic and $0.78 per diluted share, for the fourth fiscal quarter of 2012, which results include the reversal of $19.9 million of the Company’s deferred tax asset valuation allowance in such quarter, and net income of $3.5 million, or $0.12 per basic and diluted share, for the first fiscal quarter of 2012.

Cash and cash equivalents were $63.2 million at March 31, 2013 compared to cash and cash equivalents of $61.6 million at December 31, 2012.

Non-GAAP net income for the first fiscal quarter of 2013 was $6.7 million, or $0.22 per diluted share, compared to non-GAAP net income of $7.1 million, or $0.23 per diluted share, for the fourth fiscal quarter of 2012, and non-GAAP net income of $4.6 million, or $0.16 per diluted share for the first fiscal quarter of 2012. EBITDAR for the first fiscal quarter of 2013 was $8.1 million, or $0.26 per diluted share, compared to EBITDAR of $7.9 million, or $0.26 per diluted share, for the fourth fiscal quarter of 2012, and EBITDAR of $4.9 million, or $0.17 per diluted share for the first fiscal quarter of 2012.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, restructuring charges, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$63,183	$61,637
Accounts receivable, net	32,383	33,959
Deferred tax assets - current portion	7,742	3,589
Prepaid expenses and other current assets	4,692	3,413
Total current assets	108,000	102,598
Property and equipment, net	4,953	3,898
Intangible assets, net	86	104
Deferred tax assets - long-term portion	11,343	16,471
Other non-current assets	2,085	1,189
Total assets	126,467	124,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,347	$2,054
Accrued compensation and related benefits	5,886	10,723
Accrued and other current liabilities	2,018	2,882
Deferred revenues	3,763	3,232
Billings in excess of recognized revenues	648	807
Total current liabilities	13,662	19,698
Long-term income taxes payable	2,852	3,222
Other non-current liabilities	415	280
Total liabilities	16,929	23,200

Stockholders’ equity:
Common stock and additional paid-in-capital	224,133	220,365
Treasury stock at cost	(27,630)	(27,778)
Accumulated deficit	(86,847)	(91,578)
Accumulated other comprehensive income (loss)	(118)	51
Total stockholders’ equity	109,538	101,060
Total liabilities and stockholders’ equity	$126,467	$124,260

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Revenues:
Design-to-silicon-yield solutions	$14,848	$16,577	$13,386
Gainshare performance incentives	9,262	7,238	7,257
Total revenues	24,110	23,815	20,643

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	9,657	9,406	8,572
Amortization of acquired technology	-	-	156
Total cost of design-to-silicon-yield solutions	9,657	9,406	8,728
Gross profit	14,453	14,409	11,915

Operating expenses:
Research and development	3,363	3,600	3,157
Selling, general and administrative	4,794	4,477	4,905
Amortization of other acquired intangible assets	18	21	51
Restructuring charges (credits)	(52)	1,806	(8)
Total operating expenses	8,123	9,904	8,105

Income from operations	6,330	4,505	3,810
Interest and other income (expense), net	250	(82)	(142)
Income before income taxes	6,580	4,423	3,668
Income tax provision	1,848	(19,476)	169
Net income	$4,732	$23,899	$3,499

Net income per share:
Basic	$0.16	$0.82	$0.12
Diluted	$0.15	$0.78	$0.12

Weighted average common shares:
Basic	29,353	29,134	28,384
Diluted	30,815	30,449	29,046

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012
GAAP net income	$4,732	$23,899	$3,499
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,309	1,415	905
Amortization of acquired technology	-	-	156
Amortization of other acquired intangible assets	18	21	51
Restructuring charges (credits)	(52)	1,806	(8)
Reversal of tax valuation allowance	-	(19,863)	-
Non-cash portion of income tax expense (benefit)	730	(165)	(23)
Non-GAAP net income	$6,737	$7,113	$4,580

GAAP net income per diluted share	$0.15	$0.78	$0.12
Non-GAAP net income per diluted share	$0.22	$0.23	$0.16

Shares used in diluted shares calculation	30,815	30,449	29,046

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012

GAAP net income	4,732	23,899	3,499
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	1,309	1,415	905
Amortization of acquired technology	-	-	156
Amortization of other acquired intangible assets	18	21	51
Restructuring charges (credits)	(52)	1,806	(8)
Depreciation expense	256	199	90
Income tax provision (benefit)	1,848	(19,476)	169
EBITDAR	$8,111	$7,864	$4,862

EBITDAR per diluted share	$0.26	$0.26	$0.17

Shares used in diluted shares calculation	30,815	30,449	29,046